May 3, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    Cyalume Technologies Holdings, Inc.

File No. 000-52247

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cyalume Technologies Holdings, Inc. dated May 1, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP